AMENDMENT TO

                             EMPLOYMENT AGREEMENT

THIS AMENDMENT (the "Amendment") to the Employment Agreement dated as of January 18, 2000 (the "Agreement"), by and between RAMTRON INTERNATIONAL CORPORATION (the "Employer") and L. DAVID SIKES (the "Executive"), is dated and made effective as of December 14, 2000.

                                  WITNESSETH:

WHEREAS, Employer and Executive have agreed to change Executive's title from Chairman and Chief Executive Officer to Chairman, and to make certain changes to the scope of Executive's duties and responsibilities;

WHEREAS, unless modified, the term of the Agreement will end on December 31, 2001;

WHEREAS, the Agreement provides for a severance payment to Executive equal to one year's salary if the term of the Agreement is not extended beyond December 31, 2001;

WHEREAS, the vesting of the warrants granted to Executive pursuant to the Agreement requires the occurrence of certain events prior to December 31, 2001, or Executive to be employed by the Company on December 31, 2002; and

WHEREAS, subject to the terms and conditions set forth herein, the parties have agreed to amend the Agreement, inter alia, to (i) change Executive's title to Chairman; (ii) change Executive's employment responsibilities as set forth herein; (iii) modify the terms of the vesting of Executive's warrants; and (iv) extend the Employment Term (as defined in the Agreement) through December 31, 2002;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations contained herein, Executive and Employer hereto hereby agree as follows:

1.  Definitions

Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings set forth in the Agreement.

2.  Amendments

    (a) Section 1.1 of the Agreement is amended by replacing the date "December 31, 2001" in line four thereof with the date
         "December 31, 2002."

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    (b)  Section 1.2 of the Agreement is entirely deleted and replaced with the following:

         1.2 Executive shall have the title of Chairman of Employer, and shall act as the Chairman of the Board and as executive Chairman of Employer. Subject to the supervision and direction of Employer's Board of Directors (the "Board"), Executive's primary duties and responsibilities shall include those typically performed by the executive Chairman of a public corporation, including without limitation responsibility for the overall strategic and financial planning of the Corporation; selection of consultants and advisors for Employer; supervision of any and all major corporate transactions including capital raising projects and transactions involving acquisition by Executive of the assets or equity of other companies and/or the sale by Employer of assets or equity of Employer; review and approval of business plans generated by Employer's management team and such other duties and responsibilities as may be prescribed from time to time by the Board. Executive shall not have responsibility for the day-to-day management of Employer.

    (c) (i)  The date "December 31, 2001" in each place that it appears in
             Section 2.3 of the Agreement is amended to read "December 31, 2002."

       (ii) The portion of the second sentence of Section 2.3 of the Agreement preceding the proviso is deleted and replaced with the following: "The Warrants shall vest and become exercisable at the opening of business on December 31, 2002, if Executive is employed by Employer on that date or on the date of any earlier termination of Executive's employment for any reason (including death) other than for "just cause;".

      (iii) The proviso in the fourth sentence of Section 2.3 (which states, "provided however, that in the event of termination of Executive's employment for any reason prior to December 31, 2001, any vested and exercisable warrants shall be exercisable only for a period of 90 days following the effective date of termination") is entirely deleted.

    (d) The fourth sentence of Section 3.3 of the Agreement is entirely deleted and replaced with the following:

        If none of the conditions or events described in the following two sentences has occurred and Employer should terminate this Agreement for any reason other than for a reason constituting just cause prior to the close of business on December 31, 2002, Employer shall pay to Executive on the effective date of such termination as Executive's total, complete compensation and remuneration a lump sum payment equal to the remaining salary that would be due to Executive through December 31, 2002.

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    (e)  The date "December 31, 2001" in each of the remaining places that it appears in Section 3.3 of the Agreement is amended to read "December 31, 2002."

    (f) The form of the Warrant attached as Exhibit A to the Employment Agreement is amended as set forth in Exhibit A attached hereto.

3.  Effect of Amendments

Except as expressly modified by the provisions of this Amendment, the Agreement and all of the terms, provisions and conditions thereof shall for all purposes remain unchanged, and in full force and effect, and are approved, ratified and confirmed, and from and after the date hereof all references to the Agreement in any other agreement, instrument or document shall mean the Agreement as amended hereby.

4.  Counterparts

This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each party hereto as of the day and year first above written.


RAMTRON INTERNATIONAL CORPORATION

/S/ LuAnn D. Hanson                        /S/ L. David Sikes
---------------------------------          ------------------------------
By:  LuAnn D. Hanson                       By:  L. David Sikes
Title:  Chief Financial Officer and
        Vice President of Finance

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                                   Exhibit A

                                  AMENDMENT TO
                              WARRANT CERTIFICATE

THIS AMENDMENT (the "Amendment") to the Warrant Certificate dated as of January 18, 2000 (the "Warrant Certificate"), issued by RAMTRON
INTERNATIONAL CORPORATION (the "Employer") to DAVID SIKES (the "Executive"), is dated and made effective as of December XX, 2000.

                                   WITNESSETH:

WHEREAS, vesting of the warrants granted to the Executive pursuant to the Warrant Certificate requires the occurrence of certain events prior to December 31, 2001, or Executive to be employed by the Company on December 31, 2002; and

WHEREAS, the Executive's employment agreement has been amended to extend the term of the Executive's employment through December 31, 2002, and to modify the terms of vesting of Executive's warrants;

NOW, THEREFORE, in consideration of the premises, the Employer hereby amends the Warrant Certificate as follows:

1.  Definitions

Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings set forth in the Warrant Certificate.

2.  Amendments

    (a) Section 1(e) of the Warrant Certificate is amended by entirely deleting the proviso and replacing the semicolon after "vesting" with a period.

    (b) (i) The date "December 31, 2001" in each place that it appears in
            Section 2(a) of the Warrant Certificate is amended to read "December 31, 2002"; and the portion of the first sentence of
            Section 2(a) of the Warrant preceding the proviso is deleted and replaced with the following: "The Warrants shall vest and become exercisable at the opening of business on December 31, 2002, if Executive is employed by Employer on that date or on the date of any earlier termination of Executive's employment for any reason (including death) other than for "just cause;".

    (c) Section 2(b)(ii) of the Warrant Certificate is hereby removed from the Warrant Certificate in its entirety.

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3.  Effect of Amendments

Except as expressly modified by the provisions of this Amendment, the Warrant Certificate and all of the terms, provisions and conditions thereof shall for all purposes remain unchanged, and in full force and effect, and are approved, ratified and confirmed, and from and after the date hereof all references to the Warrant Certificate in any other agreement, instrument or document shall mean the Warrant Certificate as amended hereby.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the Employer as of the day and year first above written.

RAMTRON INTERNATIONAL CORPORATION         ACCEPTED AND AGREED:

By ------------------------------         -------------------------
Name:  LuAnn D. Hanson                    L. David Sikes
Title:  Chief Financial Officer and
        Vice President of Finance

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